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                              EAC INDUSTRIES, INC.
                                   EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                  (UNAUDITED)

                                                                  For The Nine Months                   For The Three Months
                                                                   Ended October 31,                     Ended October 31,
                                                             -----------------------------         -----------------------------
                                                                1996               1995              1996                1995
                                                             ----------         ----------         ----------         ----------
NET INCOME (LOSS)                                            $  (65,310)        $  207,076         $   25,999         $   (6,007)
                                                             ==========         ==========         ==========         ==========
SHARES:
   Weighted average shares outstanding                        2,311,687          2,311,687          2,311,687          2,311,687
   Other - options, warrants etc.                                   -                  -                  -                  -
                                                             ----------         ----------         ----------         ----------
                                                              2,311,687          2,311,687          2,311,687          2,311,687
                                                             ==========         ==========         ==========         ==========
PRIMARY EARNINGS PER SHARE                                        $(.03)              $.09              $ .01              $   -
                                                                  =====               ====              =====              =====




                                 - Exhibit 11 -





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